DIANA LOAN AGREEMENT


     This Agreement is made this 11th day of November, 1996 by and between The Diana Corporation ("Diana") and Daniel W. Latham
("Latham").

     1. Agreement for Loan. Diana hereby loans to Latham $300,000 on an unsecured basis, upon the terms and to be repaid as set forth in the note (the "Note") executed by Latham contemporaneously herewith.

     2. Surrender of Stock Option. As further consideration for the loan by Diana, Latham hereby agrees to surrender to Diana for cancellation, and hereby releases, discharges and terminates any obligation of Diana with respect to, that certain option agreement dated March 29, 1996 relating to 150,000 shares of common stock of Diana and any rights to receive the same.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                   THE DIANA CORPORATION

                                   By:  /s/ Richard Y. Fisher
                                            President


                                   /s/ Daniel W. Latham

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                         PROMISSORY NOTE

$300,000                                       November 11, 1996
                                               Milwaukee, Wisconsin

     FOR VALUE RECEIVED, the undersigned, Daniel W. Latham ("Maker"), hereby promises to pay to the order of The Diana Corporation ("Payee"), at Milwaukee, Wisconsin, or at such other place as Payee shall from time to time direct, the principal amount of Three Hundred Thousand Dollars ($300,000) on November 1, 1999. Interest shall accrue on the unpaid principal balance at a rate equal to 6.07% per annum, compounded annually on the anniversaries of the date hereof, and shall be payable on November 1, 1999. Notwithstanding the foregoing, the unpaid principal balance hereof and accrued interest shall be due and payable in full (a) upon any transfer of Maker's Class B Units in Sattel Communications LLC (other than to a Permitted Transferee, as defined in Maker's Agreement Regarding Award of Class B Units dated November __, 1996 (the "Award Agreement)), by Maker or by any such Permitted Transferee (including without limitation any transfer contemplated by Section 5 of the Award Agreement), (b) upon any exchange or conversion of Class B Units for or into securities registered under the Securities Exchange Act of 1934, as amended, in accordance with
Section 6 of the Award Agreement or otherwise, or (c) if Maker shall (i) admit in writing his inability to pay his debts generally as they become due, (ii) file a petition or answer seeking reorganization or arrangement of the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or any other jurisdiction, (iii) make an assignment or other arrangement for the benefit of his creditors generally, (iv) consent to the appointment of a receiver for himself or for the whole or any substantial part of this property, or (v) have an order for relief in bankruptcy entered against or with respect to him, provided such order shall not be vacated, set aside or stayed within thirty (30) days after the date of entry thereof.

     Maker reserves and shall have the right at any time to prepay without penalty all or any portion of the unpaid principal balance of this Note. All payments made hereunder prior to a due date shall first be applied to the payment of accrued interest on the amount being prepaid and then to the payment of principal.

     If payment of this Note is not made when due, interest shall accrue on the unpaid amounts at a rate per annum equal to the prime rate in effect from time to time, as published in the Midwest edition of the Wall Street Journal, plus 4%. Any change in such interest rate resulting from a change in such prime rate shall become effective as of the opening of business on the day on which such changed prime rate was so published.

     Maker agrees to pay all costs of collection or enforcement of this Note, including without limitation, reasonable attorneys' fees and court costs.

     Interest hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed.

     No delay or omission on the part of Payee in exercising any right given herein or by law to Payee shall impair such right or be considered as a waiver thereof or as a waiver or acquiescence in any default hereunder.

     Maker waives presentment, demand, notice of dishonor and protest and consents to any and all extensions or renewals hereof without notice.

     This Note shall be governed by and construed in accordance with the laws of the State of California.

                                   /s/ Daniel W. Latham